As filed with the Securities and Exchange Commission
                                on November 16, 1999

                                          Registration Statement No. 333-63497

                                    FORM S-8
                          POST-EFFECTIVE AMENDMENT NO. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               THE CIT GROUP, INC.

            (Exact name of registrant as specified in its charter)

      Delaware                                                  13-2994534

(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

1211 Avenue of the Americas, New York, New York                       10036

(Address of Principal Executive Offices)                            (Zip Code)

                  THE CIT GROUP INC. EMPLOYEE STOCK PURCHASE PLAN

                              (Full title of the plan)

                                Ernest D. Stein, Esq.
                Executive Vice President, General Counsel & Secretary
                                  The CIT Group, Inc.
                             1211 Avenue of the Americas
                               New York, New York  10036

                      (Name and address of agent for service)

                                   (212) 536-1390

            (Telephone number, including area code, of agent for service)

                               Please send copies to:
                                 Andre Weiss, Esq.
                              Schulte Roth & Zabel LLP
                                  900 Third Avenue
                              New York, New York  10022

                        CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
                                        Proposed   Proposed
                            Amount       maximum    maximum     Amount of
Title of securities         to be       offering   aggregate   registration
to be registered          registered     price     offering        fee
                              (1)         per      price(2)
                                        share(2)
______________________________________________________________________________
Common Stock,
$.01 par value per         500,000       $22.69    $11,345,000   $3,153.91
share

(1) Maximum number of shares authorized for issuance pursuant to the Employee Stock Purchase Plan (the "Plan") of The CIT Group, Inc. Also registered hereunder are such additional number of shares of Common Stock ("Common Stock"), presently undeterminable, as may be necessary to satisfy the antidilution provisions of the Plan.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 12, 1999.

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

     The CIT Group, Inc. (the "Registrant"), files this Registration Statement pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the previous Registration Statement filed by the Registrant on Form S-8 (Registration No. 333-63497). The current registration of 500,000 shares of common stock will increase the number of shares registered for issuance under the Registrant's Employee Stock Purchase Plan to 1,000,000 shares.


                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

     The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
Number
_______

  4         The CIT Group, Inc. Employee Stock Purchase Plan, as amended and restated on January 28, 1999 and amended September 17, 1999.
  5         Opinion of Schulte Roth & Zabel LLP.
23.1        Consent of KPMG LLP.
23.2        Consent of Ernst and Young LLP.
23.3        Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).
 24         Powers of Attorney.

                                       SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of November, 1999.
                                    THE CIT GROUP, INC.


                                    By: /s/ Ernest D. Stein
                                        _____________________________
                                        Ernest D. Stein
                                        Executive Vice President,
                                        General Counsel & Secretary


<PAGE I>



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 12th day of November, 1999.



                                              *By: /s/ Ernest D. Stein
                                                  ___________________________
                                                  Ernest D. Stein
                                                  Attorney-in-Fact

Signature and Title


/s/ Albert R. Gamper, Jr.*
______________________________
Albert R. Gamper, Jr.
President, Chief Executive Officer
and Director (principal executive officer)


/s/ Joseph M. Leone*
______________________________
Joseph M. Leone
Executive Vice President and
Chief Financial Officer
(principal financial and accounting officer)


/s/ Daniel P. Amos*
______________________________
Daniel P. Amos
Director


/s/ Anthea Disney*
______________________________
Anthea Disney
Director


/s/ Takasuke Kaneko*
______________________________
Takasuke Kaneko
Director


/s/ Hisao Kobayashi*
______________________________
Hisao Kobayashi
Director


/s/ William M. O'Grady*
______________________________
William M. O'Grady
Director

<PAGE II-2>

/s/ Joseph A. Pollicino*
______________________________
Joseph A. Pollicino
Director


/s/ Paul N. Roth*
______________________________
Paul N. Roth
Director


/s/ Peter J. Tobin*
______________________________
Peter J. Tobin
Director


/s/ Tohru Tonoike*
______________________________
Tohru Tonoike
Director


/s/ Keiji Torii*
______________________________
Keiji Torii
Director


/s/ Alan F. White*
______________________________
Alan F. White
Director


     Original powers of attorney authorizing Albert R. Gamper, Jr., Ernest D. Stein, and Anne Beroza and each of them to sign this Registration Statement and amendments hereto on behalf of the directors and officers of the Registrant indicated above are held by the Registrant and available for examination pursuant to Item 302(b) of Regulation S-T.
     Pursuant to the requirements of the Securities Act of 1933, the Company's Employee Benefit Plans Committee, as administrator of the Company's Employee Stock Purchase Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of November, 1999.


                                  THE CIT GROUP, INC.
                                  EMPLOYEE STOCK PURCHASE PLAN

                                  By: /s/ William M. O'Grady
                                      _______________________________________
                                      Name:   William M. O'Grady
                                      Title:  Member of Employee Benefit Plans
                                              Committee, as Plan Administrator


<PAGE II-3>


                              EXHIBIT INDEX

Exhibit
Number      Exhibit
________    _______

  4         The CIT Group, Inc. Employee Stock Purchase Plan, as amended and restated January 28, 1999 and amended September 17,
            1999.
  5         Opinion of Schulte Roth & Zabel LLP.
23.1        Consent of KPMG LLP.
23.2        Consent of Ernst and Young LLP.
23.3        Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).
 24         Powers of Attorney.

                                                               EXHIBIT 4
                             THE CIT GROUP, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

                          As Amended and Restated
                  January 28, 1999 and Amended September 17, 1999

          The following constitute the provisions of The CIT Group, Inc. Employee Stock Purchase Plan (the "Plan") of The CIT Group, Inc. (the "Company").

               1. Purpose. The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase shares of Common Stock of the Company through payroll deductions. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

               2.  Definitions.

                   (a) "Account" shall mean the account established for each Participant under the Plan.

                   (b) "Base Salary" shall mean an Employee's salary or wages for each pay period during any Offering Period as determined from the payroll records of the Company.

                   (c) "Board" shall mean the Board of Directors of the Company.

                   (d)  "Broker" shall mean the brokerage firm designated in
Section 9.

                   (e) "Closing Date" shall mean the last business day of each Offering Period.

                   (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                   (g) "Committee" shall mean the Employee Benefit Plans Committee of the Company.

                   (h) "Common Stock" shall mean the Class A common stock of the Company par value $.01 per share.
<PAGE 1>

                   (i) "Company" shall mean The CIT Group, Inc., a Delaware corporation.

                   (j) "Employee" shall mean any person who is customarily employed for at least twenty (20) hours per week by the Company or a Participating Subsidiary.

                   (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                   (l) "Fair Market Value" shall mean on any day, with respect to Common Stock of the Company which is (a) listed on a United States securities exchange, the last sales price of such stock on such day on the largest United States securities exchange on which such stock shall have traded on such day, or if such day is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which such securities exchange was open, (b) not listed on a United States securities exchange but is included in The NASDAQ Stock Market System (including The NASDAQ National Market), the last sales price on such system of such stock on such day, or if such day is not a trading day, on the immediately preceding trading day, or (c) neither listed on a United States securities exchange nor included in The NASDAQ Stock Market System, the fair market value of such stock as determined from time to time by the Board in good faith in its sole discretion.

                   (m) "Offering Date" shall mean the first business day of each Offering Period.

                   (n) "Offering Period" shall mean each three (3) month period when Options for shares of Common Stock are offered by the Company.

                   (o) "Option" shall mean the right of a Participant to purchase shares of Common Stock of the Company under the Plan.

                   (p) "Participant" shall mean an Employee of the Company or Subsidiary who is enrolled in the Plan in accordance with Section 3 hereof.

                   (q) "Participating Subsidiary" shall mean any Subsidiary that the Company has deemed eligible to participate in the Plan.

                   (r) "Plan" shall mean The CIT Group, Inc. Employee Stock Purchase Plan.

                   (s) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
<PAGE 2>

               3.  Eligibility.

                   (a) As soon as administratively possible, any Employee who shall be employed by the Company or a Participating Subsidiary shall be eligible to participate in the Plan as of the date of the first Offering Period following the Employee's commencement of employment with the Company or a Participating Subsidiary.
                   (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan (i) if, immediately after the grant, such Employee would own shares of Common Stock or hold outstanding options to purchase shares of Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or (ii) which causes him or her to purchase shares of Common Stock under all employee stock purchase plans of the Company and its Subsidiaries which have a Fair Market Value which exceeds Twenty-Five Thousand Dollars ($25,000) (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.
               4. Offering Dates. The Plan shall be implemented by one offering during each three (3) month period (calendar quarter) of the Plan, commencing on October 1, 1998, and continuing thereafter until terminated in accordance with Section 21 hereof. The Offering Periods for each calendar quarter are as follows:

                        October 1 - December 31

                        January 1 - March 31

                        April 1 - June 30

                        July 1 - September 30

               The Committee shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

               5. Participation. An eligible Employee may become a Participant in the Plan by authorizing payroll deductions in such form or manner as the Committee may prescribe prior to the applicable Offering Date. Once authorized, such authorization for payroll deductions shall commence on the first Offering Date after authorization is effected and shall remain effective for all subsequent Offering Periods until the Participant withdraws from the Plan as provided in Section 11 hereof or, subject to Section 6 hereof, authorizes a change in the amount of his or her payroll deductions.






<PAGE 3>
6.  Payroll Deductions.

                   (a) At the time a Participant authorizes payroll deductions, he or she shall elect to have payroll deductions made on each payday during subsequent Offering Periods at a rate between one percent (1%) and ten percent (10%) of Base Salary (such percentage representing a whole number percentage).

                   (b) All payroll deductions made by a Participant shall be credited to his or her Account under the Plan. A Participant may not make any additional payments into such Account.

                   (c) A Participant may increase or decrease his or her rate of payroll deductions (within the limitations set forth in Section 6(a) hereof) to be effective for the next Offering Period by authorizing a new rate of payroll deductions at least fifteen (15) days before the beginning of such Offering Period. A Participant may not increase or decrease the rate of payroll deductions during an Offering Period to be effective for that Offering Period.

                   (d) A Participant must continue payroll deductions for the duration of the Offering Period in order to exercise an Option in accordance with Section 8 hereof. In the event that a Participant does not continue payroll deductions for the entire Offering Period, such Participant shall be treated as withdrawing from such Offering Period in accordance with Section 11(a) hereof.

               7.  Grant of Option.

                   (a) On each Offering Date, each eligible Employee participating in the Plan shall be granted an Option to purchase (at the per share Option price) up to a number of shares of the Company's Common Stock determined by dividing the Employee's to be accumulated payroll deductions (not to exceed an amount equal to ten percent (10%) of his or her Base Salary during the applicable Offering Period) by the option price, determined in accordance with this Section 7.

                   (b) Subject to Sections 7(c) and 7(d), the Option price per share of such shares of Common Stock shall be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock of the Company on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock of the Company on the Closing Date.

                   (c) Effective for the Offering Period commencing January 1, 1999, the option price per share of such shares of Common Stock shall be the lesser of (i) the higher of (A) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock of the Company on the Offering Date or (B) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock of the Company on January 28, 1999 or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock of the Company on the Closing Date.


<PAGE 4>
                   (d) Effective for the Offering Period commencing on October 1, 1998, the option price per share of such shares of Common Stock shall be eighty-five percent (85%) of the Fair Market Value of a share of Common Stock of the Company on the Closing Date.

               8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 11 hereof, his or her Option for the purchase of shares of Common Stock will be exercised automatically on the Closing Date, and the maximum number of whole and fractional shares (rounded to the nearest ten thousandth) of Common Stock subject to the Option will be purchased for him or her at the applicable Option price with the accumulated payroll deductions in his or her Account. During his or her lifetime, a Participant's Option to purchase shares of Common Stock hereunder is exercisable only by him or her.

               9. Designation of Broker and Participant's Account with Broker. The Company has designated Morgan Stanley Dean Witter & Co. and its affiliates to open and maintain an Account for each Participant. The Company reserves the right to change such designation at any time without prior notice to Participants and the Broker has reserved the right to terminate its services as Broker under the Plan at any time. The Broker shall deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed by the Company to its shareholders. The whole and fractional shares in each Participant's Account shall be voted in accordance with the Participant's signed proxy instructions duly delivered to the Broker by mail or otherwise, in accordance with the rules applicable to stock listed on the New York Stock Exchange.

               10. Delivery of Certificates. A Participant may request, in accordance with Section 22 hereof, that the Company arrange for the delivery of a certificate representing the number of whole shares of Common Stock of the Company purchased upon exercise of the Participant's Option as promptly as practicable after each Closing Date. A Participant may not require delivery for a fractional share, but may instruct the Broker to sell the fractional share. In connection with the delivery of certificates to a Participant, the Committee may, in its sole discretion, impose a reasonable charge.

               11.  Withdrawal; Termination of Employment.

                    (a) A Participant may withdraw all but not less than all the payroll deductions credited to his or her Account under the Plan at any time prior to the Closing Date by giving notice to the Committee in such form or manner as the Committee may prescribe. All of the Participant's payroll deductions credited to his or her Account will be paid to him or her as soon as administratively possible after receipt of his or her notice of withdrawal and his or her Option for the current Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares of Common Stock will be made during such Offering Period.




<PAGE 5>
                    (b) Upon termination of the Participant's employment prior to the Closing Date for any reason, including retirement or death, the payroll deductions credited to his or her Account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, as soon as administratively possible, and his or her Option will be automatically terminated.

                    (c) In the event an Employee fails to remain in the continuous employ of the Company or a Participating Subsidiary for at least twenty (20) hours per week during the Offering Period in which the employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Account will be returned to him or her as soon as administratively possible and his or her Option will be terminated.

                    (d) A Participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company. However, in such a case, the Participant must authorize the resumption of payroll deductions and the rate of such payroll deductions.

               12. No Interest. No interest shall accrue on the payroll deductions held in the Account of a Participant in the Plan.

               13.  Stock.

                    (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be one million (1,000,000), subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof. The shares of Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, authorized but unissued shares or publicly traded shares. If at the termination of any Offering Period the total number of shares of Common Stock which would otherwise be subject to Options granted pursuant to Section 7(a) hereof exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which Options have been exercised or are then outstanding), the Company shall promptly notify the Participants, and shall, in its sole discretion (i) make a pro rata allocation of the shares of Common Stock remaining available for Option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable, (ii) terminate the Offering Period without issuance of any shares of Common Stock or (iii) obtain shareholder approval for an increase in the number of shares of Common Stock authorized under the Plan such that all Options could be exercised in full. The Company may delay determining which of (i), (ii) or (iii) above it shall decide to effect, and may accordingly delay issuances of any shares of Common Stock under the Plan for such time as is necessary to attempt to obtain shareholder approval for any increase in shares of Common Stock authorized under the Plan. The Company shall promptly notify Participants of its determination to effect (i), (ii) or
(iii) above upon making such decision. A Participant may withdraw all but not less than all the payroll deductions credited to his or her Account under the

<PAGE 6>
Plan at any time prior to such notification from the Company. In the event the Company determines to effect (i) or (ii) above, it shall promptly upon such determination return to each Participant all payroll deductions not applied towards the purchase of shares of Common Stock.

                    (b) The Participant will have no interest or voting right in shares of Common Stock covered by his or her Option until such Option has been exercised.

                    (c) Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

               14. Dividends. Cash dividends for shares of Common Stock in Participants' Accounts under the Plan shall not be distributed to Participants directly, but shall be automatically invested in shares of Common Stock at the full Fair Market Value on the date of such investment as soon as administratively possible after such dividends are paid by the Company. Such shares of Common Stock will be held in Accounts under the Plan.

               15. Administration. The Plan shall be administered by the Committee. The administration, interpretation or application of the Plan by the Committee shall be final, conclusive and binding upon all Participants.

               16. Designation of Beneficiary. The beneficiary or beneficiaries of the Participant to receive any shares of Common Stock and cash, if any, from the Participant's Account under the Plan in the event of such Participant's death prior to delivery to him or her of such shares of Common Stock and cash shall be determined under the Company's Group Life Insurance Plan. A Participant under the Plan may, from time to time, name any beneficiary or beneficiaries to receive any shares of Common Stock and cash, if any, from the Participant's Account under the Plan. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company's Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant's lifetime.

               17. Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11 hereof.

               18. No Segregation of Funds. The Company shall not be obligated to segregate payroll deductions received or held by the Company under the Plan. Such payroll deductions shall be used to purchase shares of Common Stock under the Plan in accordance with Section 8 hereof.


<PAGE 7>
               19. Reports. Individual Accounts will be maintained for each Participant in the Plan. Statements of Account will be given to Participants within a reasonable period of time following each Closing Date.

               20. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each Option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under Option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each Option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into or exercisable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                   The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Option under the Plan, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

              21.  Amendment and Termination of the Plan.

                   (a) Amendment and Termination. The Committee may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Participant under any Option theretofore granted without his or her consent.

                   (b) Shareholder Approval of Amendments. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 promulgated under the Exchange Act or with
Section 423 of the Code (or any successor statute or rule or other applicable law, rule or regulation), such shareholder approval to be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.





<PAGE 8>
                    (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted hereunder and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

               22. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices or other communications to a Participant by the Company shall be deemed to have been duly given when sent by the Company by regular mail to the address of the Participant on the human resources records of the Company.

               23.  Conditions Upon Issuance of Shares of Common Stock.
Shares of Common Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

               24. No Contract of Employment. The Plan is not and shall not be deemed to constitute a contract of employment between the Company and any Employee or other individual, nor shall anything herein contained be deemed to give any Employee or other individual any right to be retained in the Company's employ or to in any way limit or restrict the Company's right or power to discharge any Employee or other individual at any time and to treat him without any regard to the effect which such treatment might have upon him as a Participant of the Plan.

               25. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the state of New York.

               26. Effective Date and Approval of Plan by Shareholders. The Plan shall become effective on October 1, 1998, subject however, to receipt of approval of the Plan by shareholders of the Company in accordance with Section 423(b)(2) of the Code.

<PAGE 9>